UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2020

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 398-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange
Preferred Stock Purchase Rights	FLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2020, the Board of Directors (the “Board”) of Fluor Corporation (the “Corporation”) voted to increase the size of the Board to thirteen members, effective October 1, 2020. The Board elected Ms. Teri P. McClure to the Board, effective October 1, 2020, to fill the new position authorized by the Board.

Ms. McClure has been appointed a member of the Audit and Governance Committees of the Board. The Board has affirmatively determined that Ms. McClure is independent of the Corporation and its management under New York Stock Exchange listing standards and the standards set forth in the Corporation’s Corporate Governance Guidelines.

Ms. McClure will receive the standard compensation amounts payable to non-employee directors of the Corporation, as described in Exhibit 10.20 filed with the Corporation’s Annual Report on Form 10-K filed on February 20, 2018.

In connection with Ms. McClure’s election, the Corporation and Ms. McClure will enter into the form of indemnification agreement filed with the Corporation’s Annual Report on Form 10-K filed on February 25, 2009.

Item 5.08          Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01          Other Events.

On September 17, 2020, the Board established November 24, 2020 as the date of the Corporation’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) and set September 28, 2020 as the record date for determining stockholders who are eligible to receive notice of and vote at the 2020 Annual Meeting. The Corporation will publish additional details regarding the exact time, location and matters to be voted on at the 2020 Annual Meeting in the Corporation’s proxy statement for the 2020 Annual Meeting. Because the date of the 2020 Annual Meeting represents a change of more than 70 calendar days from the anniversary date of the Corporation’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”), the deadlines for stockholders to submit proposals and nominations of directors for the 2020 Annual Meeting as set forth in the Corporation’s definitive proxy statement for the 2019 Annual Meeting are no longer effective.

Advance Notice Deadline. Under the Corporation’s Amended and Restated Bylaws (the “Bylaws”), in order for director nominations or other business to be presented at the 2020 Annual Meeting (other than by means of inclusion as proxy access nominations under the Bylaws or stockholder proposals in the proxy materials under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are each described below), written notice must be delivered to the Corporation’s Secretary not later than the close of business on October 3, 2020. Such notice must comply with the procedural and content requirements of the Bylaws.

Proxy Access Nominations Deadline. Under the Bylaws, in order for proxy access nominations to be included in the Corporation’s proxy materials and presented at the 2020 Annual Meeting, written notice must be delivered to the Corporation’s Secretary not later than the close of business on October 3, 2020. Such notice must comply with the procedural and content requirements of the Bylaws.

Rule 14a-8 Proposals Deadline. Stockholder proposals intended for inclusion in the Company’s definitive proxy statement for the 2020 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received at the Corporation’s principal executive office not later than the close of business on October 3, 2020 (which the Company believes is a reasonable time before it begins to print and send its proxy materials).

All submissions must be made to Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2020	FLUOR CORPORATION

	By:	/s/ John R. Reynolds
John R. Reynolds
Executive Vice President, Chief Legal Officer and Secretary